UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
      Date of Report (Date of earliest event reported) September 28, 2001
                                                       ------------------

                           WEST ESSEX BANCORP, INC.
                           ------------------------
            (Exact name of registrant as specified in its charter)

      United States                     0-29770                22-3597632
      -------------                     -------                ----------
(State or other Jurisdiction of        (Commission           (IRS Employer
incorporation or organization)         File Number)          Identification No.)

                417 Bloomfield Avenue, Caldwell, New Jersey  07006
                --------------------------------------------------
                (Address of principal executive offices) (Zip Code)

                                 (973) 226-7911
                                --------------------
             (Registrant's telephone number, including area code)

                                 Not Applicable
                                --------------
        (Former name or former address, if changed since last report.)








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ITEM 5.  OTHER EVENTS.
         ------------

      On September 28, 2001 West Essex Bancorp, Inc., (the "Company") issued a press release which announced a 5 for 4 stock split effected in the form of a 25% stock dividend, payable on October 22, 2001 to record holders as of October 8, 2001. Stockholders of record will receive cash in lieu of any fractional shares to which they otherwise would be entitled in an amount equal to the closing price of one share of the Company's common stock on the record date multiplied by the applicable fraction of a share to which such stockholder would otherwise be entitled.

      In addition, the Company announced in the press release a $0.15 (pre-split) or $0.12 (post-split) per share cash dividend, payable on October 22, 2001 to record holders as of October 8, 2001.

      A press release announcing the stock split and cash dividend is attached as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND OTHER EXHIBITS.
         ---------------------------------------

      Exhibit 99.1  Press Release dated September 28, 2001














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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:   September 28, 2001           By: /s/ Leopold W. Montanaro
                                          -------------------------------------
                                          Leopold W. Montanaro
                                          President and Chief Executive Officer



Dated:   September 28, 2001           By: /s/ Dennis A. Petrello
                                          -------------------------------------
                                          Dennis A. Petrello
                                          Executive Vice President and
                                          Chief Financial Officer


















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